EXHIBIT 32.2

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rachel L. Dillard, Chief Financial Officer of Armada Oil, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Armada Oil, Inc. on Form 10-K for the fiscal year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Armada Oil, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

	By:	/s/ RACHEL L. DILLARD
Date: March 31, 2015	Name:	Rachel L. Dillard
	Title:	Chief Financial Officer